EXHIBIT 1.1

DISTRIBUTION AGREEMENT

March 6, 2020

Raymond James & Associates, Inc.

277 Park Avenue, Suite 410

New York, New York 10172

Attention: Stuart Barich

Ladies and Gentlemen:

Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), confirms its agreement with Raymond James & Associates, Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you,” the “Agent” or “Raymond James”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of common stock, $0.00005 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $50,000,000 (the “Maximum Amount”), subject to the limitations set forth in Section 2(h) hereof, on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-225517), which became effective on June 29, 2018 (the “registration statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Act”); and such registration statement sets forth the terms of any offering of Shares, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, as used herein: “Base Prospectus” means the prospectus dated June 8, 2018, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with any offering of Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(c) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; “Permitted Free Writing Prospectus” means the documents listed on Exhibit C attached hereto and any other “Issuer Free Writing Prospectus” (as defined in Rule 433 of the Act) that relates to the Shares, and which the Company and Raymond James reasonably agree from time to time is a Permitted Free Writing Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

The Company and the Agent agree as follows:

1.	Issuance and Sale.

a.	Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agent with all due diligence materials and information reasonably requested by the Agent and necessary for the Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and the Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by the Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to the Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 2 of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price (as defined in Section 2(b) below) of Shares issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange (as defined below) other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq Capital Market (“Nasdaq”).

2

b.	Subject to the terms and conditions set forth below, the Company appoints the Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. The Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined in Section 2(a) below). Neither the Company nor the Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agent, and the Agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined in Section 2(a) below) to the Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Agent as provided in Section 2 below.

c.	The Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (i) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at-the-market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At-the-Market Offerings”), and (ii) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent in writing.

d.	If Shares are to be sold in an Agency Transaction in an At-the-Market Offering, the Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

e.	If the Company shall default on its obligation to deliver Shares to the Agent pursuant to the terms of any Agency Transaction or Terms Agreement, as applicable, other than as the result of bad faith or willful misconduct of the Agent, the Company shall (i) indemnify and hold harmless the Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company, and (ii) notwithstanding any such default, pay to the Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

3

f.	The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling the Shares, (ii) the Agent shall not incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Agent shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by the Agent and the Company in a Terms Agreement.

2.	Transaction Acceptances and Terms Agreements.

a.	The Company may, from time to time during the Term, propose to the Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Agent by telephone or by email and shall set forth the information specified below (each, a “Transaction Proposal”). If the Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Agent mutually agree to modified terms for such proposed Agency Transaction, then the Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and the Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by the Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and

(iv)	the Agent’s discount or commission, in accordance with Section 2(b) below.

In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate any offering of Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. During the term of any such suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(d) hereof, be deemed to affirm any of the representations or warranties in this Agreement pursuant to Section 3 or 6(a) hereof, or be obligated to conduct any due diligence session referred to in Section 6(f) hereof until the termination of the suspension and the recommencement of any offering of Shares pursuant to this Agreement.

4

b.	The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Agent, the Agent’s commission for any Shares sold through the Agent pursuant to this Agreement shall be a percentage equal to 3.0% of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in and confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Agent acts as principal in a Principal Transaction, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. In addition, in the event the Company engages the Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Agent’s commission for any such transaction shall be 3.0% for any Shares sold. The Gross Sales Price less the Agent’s commission and after deduction for any transaction fees, transaction taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

c.	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Agent’s account, or an account of the Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day following each Purchase Date, unless another date shall be agreed upon by the Company and the Agent (each, an “Agency Settlement Date”).

5

d.	If, as provided in the related Transaction Proposal, a Floor Price has been set by the Company with respect to a Purchase Date and the Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Agent, and the Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Agent otherwise agree in writing.

e.	If either the Company or the Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party, and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the reasonable judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offering of Shares or sale of the Shares, the Company and the Agent shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the Agent.

f.	If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement to the Agent as principal in a Principal Transaction, it will notify the Agent of the proposed terms of the Principal Transaction. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction. The terms set forth in a Terms Agreement shall not be binding on the Company or the Agent unless and until the Company and the Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. Each sale of the Shares to the Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Agent, as principal. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, the Agent, if any, acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

6

g.	Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to the Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

h.	Anything in this Agreement to the contrary notwithstanding, a Transaction Proposal shall not set forth a Specified Number of Shares that, when added to the aggregate number or aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total number of shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors (the “Board”) or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof. Moreover, the Company shall not authorize the issuance and sale of, and the Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the Floor Price, or in a number or with an aggregate gross or net sales price in excess of the number or aggregate gross or net sales price, as the case may be, authorized from time to time to be issued and sold under this Agreement and any Terms Agreement, in each case by the Board or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or in excess of the number or amount of Shares for which the Company has filed the Prospectus Supplement or other prospectus supplement specifically relating to the offering of the Shares pursuant to this Agreement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company. Furthermore, the Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price authorized from time to time by the Board or, if permitted by applicable law and the Company’s charter and bylaws, a duly authorized committee thereof.

7

3.	Representations, Warranties and Agreements of the Company.

The Company represents and warrants to the Agent on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:

a.	Form S-3. The Company meets the requirements for use of Form S-3 under the Act. As of the close of trading on Nasdaq on March 2, 2020, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was equal to or greater than $75.0 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on March 2, 2020 by (y) the number of Non-Affiliate Shares outstanding on March 2, 2020). The Company is not, and has not been for at least 12 calendar months prior to the filing of the Registration Statement, a shell company. The Company has prepared and filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission promulgated thereunder, the Registration Statement, relating to, among other things, the Shares. The Registration Statement and the offer and sale of the Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with such Rule. In the section entitled “Plan of Distribution” in the Prospectus Supplement, the Company has named Raymond James & Associates, Inc. as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective, it (i) complied or will comply, in all material respects, with the requirements of the Act, the Exchange Act and the rules and regulations of the Commission thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Prospectus as amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, complied in all material respects with the applicable provisions of the Act and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If applicable, the Prospectus delivered to the Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this paragraph 3(a) shall apply to statements in, or omissions from, the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Agent specifically for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Agent for use in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus are the statements set forth in Exhibit D hereto (collectively, the “Information Supplied by the Agent”). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of the Agent’s initial entry into contracts for the sale of such Shares, and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

8

b.	Representation Date. As of each Representation Date, none of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus includes or will include any untrue statement of a material fact or omitted, omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements in or omissions in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with the Information Supplied by the Agent.

c.	No Stop Orders. The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or any free writing prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened under the Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Act has been or will be made in the manner and within the time period required by such Rule 424(b). Any material required to be filed by the Company pursuant to Rule 433(d) or Rule 163(b)(2) of the Act has been or will be made in the manner and within the time period required by such rules.

9

d.	Incorporation by Reference. The Incorporated Documents, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of the Incorporated Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

e.	Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, including any Incorporated Documents and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, including any Incorporated Documents that has not been superseded or modified by the Prospectus.

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Agent and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

f.	Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect (as defined below). Each of the Company’s subsidiaries (each a “Subsidiary” and collectively the “Subsidiaries”) is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

10

g.	Not Ineligible Issuer. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Act, including (but not limited to) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Act.

h.	Accuracy of Description. There is no document, contract or other agreement required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Act. Each description of a contract, document or other agreement in the Registration Statement or the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement or the Prospectus or listed in the exhibits to the Registration Statement to which the Company is a party or to which its assets are bound is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity), and with respect to indemnification thereunder, except as rights may be limited by applicable law or policies underlying such law. The Company is not and, to the Company’s knowledge, no other party is, in material default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a material default. No material default exists, and no event has occurred which with notice or lapse of time or both would constitute a material default, in the due performance and observance of any term, covenant or condition, by the Company of any other agreement or instrument to which the Company is a party or by which the Company or its properties or business may be bound or affected.

i.	Statistical and Market Data. The statistical and market related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

j.	Authorized Capital Stock. The Company had duly authorized and validly issued outstanding capitalization as, and as of the dates, set forth in the Registration Statement and the Prospectus. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus and except for stock options granted by the Company in amounts that are consistent with grants historically made by the Company, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. With respect to each of the Subsidiaries (i) all the issued and outstanding shares of such Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of such Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.

11

k.	Due Execution, Delivery and Performance of the Agreement. The Company has full legal right, corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities law or the public policy underlying such laws. The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company or the organizational documents of any Subsidiary and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or any Subsidiary pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which any of the Company or any Subsidiary is a party or by which any of the Company or any Subsidiary or their respective properties may be bound or affected and in each case that would have a Material Adverse Effect or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to any offering of Shares. For the purposes of this Agreement, the term “Material Adverse Effect” shall mean a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company and its Subsidiaries, taken as a whole, except any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general economic or political conditions or conditions in securities markets or that are generally applicable to the industry in which the Company or its Subsidiaries operate, provided that such effects do not adversely affect the Company and its Subsidiaries, taken as a whole, in a disproportionate manner, or (ii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

12

l.	Accountants. Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and the Prospectus, are registered independent public accountants as required by the Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board. There are no disagreements of any kind presently existing between the Company and Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited.

m.	No Defaults or Consents. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, except such defaults that individually or in the aggregate would not cause a Material Adverse Effect, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which either the Company or its Subsidiaries or any of its or their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its Subsidiaries or violate any provision of the charter or by-laws of the Company or any of its Subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.

n.	Contracts. Each contract that is material to the business of the Company and its Subsidiaries has been duly and validly authorized, executed and delivered by the Company or such Subsidiary, as applicable, and constitute the legal, valid and binding agreements of the Company or such Subsidiary, as applicable, enforceable by and against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws.

13

o.	No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, might reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent, that might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

p.	Properties. The Company and each Subsidiary has good and marketable title to all the properties and assets described as owned by it in the Registration Statement and the Prospectus, free and clear of all liens, mortgages, pledges, or encumbrances of any kind except those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company or its Subsidiaries. The Company and each Subsidiary holds its leased properties under valid and binding leases. The Company and any Subsidiary owns or leases all such properties as are necessary to its operations as now conducted.

q.	No Material Adverse Change. Since February 18, 2020, except as set forth in the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material agreement or other transaction, in each case that are not or is not in the ordinary course of business of the Company or its Subsidiaries; (ii) the Company and its Subsidiaries have not sustained any material loss or interference with their businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any cash dividends or other cash distributions with respect to their capital stock and none of the Company or any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (iv) except as described in the Prospectus Supplement, there has not been any change in the capital stock of the Company or its Subsidiaries other than any sale of Shares hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Board, or indebtedness material to the Company or its Subsidiaries (other than in the ordinary course of business and any required scheduled payments); (v) no event, liability, fact, circumstances, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed to be made that has not been publically disclosed at least one (1) trading day prior to the date that this representation is made; and (vi) there has not occurred any event that has caused or could reasonably be expected to cause a Material Adverse Effect.

14

r.	Regulatory Authority. Except, in each case, where such event could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries: (i) has not received any unresolved U.S. Food and Drug Administration (“FDA”) or similar governmental agency or body (“Governmental Authority”) written notice of inspectional observations, Form 483, written notice of adverse filing, warning letter, untitled letter or other similar correspondence or notice from the FDA, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material noncompliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), or received any written requests or requirements to make material changes to its products by the FDA or any other Governmental Authority; (ii) is and has been in compliance with applicable health care laws, including, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other foreign, federal, state and local laws relating to the regulation of the Company and its Subsidiaries (collectively, “Health Care Laws”); (iii) has not engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state health care program or federal health care program; (iv) possesses all governmental permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as currently conducted as described in the Registration Statement and the Prospectus (“Authorizations”), and such Authorizations are valid and in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any term of any such Authorizations; (v) has not received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority alleging that any product, operation or activity is in material violation of any Health Care Laws or Authorizations and has no knowledge that any such Governmental Authority has threatened any such claim, litigation, arbitration, action, suit, investigation or proceeding; (vi) has not received written notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Authority has threatened such action; (vii) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments thereto as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (viii) is not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority; (ix) has not, nor has any officer, director, employee, agent or, to the knowledge of the Company or any Subsidiary, any distributor of the Company or any Subsidiary, made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Authority, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Authority, or committed an act, made a statement, or failed to make a statement, in each such case, related to the business of the Company or its Subsidiaries that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for the FDA or any other Governmental Authority to invoke any similar policy; (x) has not, nor has any officer, director, employee, or, to the knowledge of the Company or any Subsidiary, any agent or distributor of the Company or any Subsidiary, been debarred or convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar law or authorized by 21 U.S.C. § 335a(b) or any similar law applicable in other jurisdictions in which the Company’s products or Subsidiary’s product candidates are sold or intended by the Company to be sold; and (xi) neither the Company, its Subsidiaries nor their officers, directors, employees, agents or contractors has been or is currently debarred, suspended or excluded from participation in the Medicare and Medicaid programs or any other state or federal health care program.

15

s.	Intellectual Property. The Company and/or its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other intellectual property described in the Registration Statement or the Prospectus as being owned or licensed by them or which are necessary for the conduct of their businesses as currently conducted or as currently proposed to be conducted that cover the products or product candidates described in the Registration Statement or the Prospectus as under development (collectively, “Intellectual Property”), except where the failure to own, license or have such rights could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge: (i) there are no third parties who have or who will be able to establish rights to any of the patents or patent applications of the Company or its Subsidiaries, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement or the Prospectus disclose are licensed to the Company or any of its Subsidiaries; (ii) there is no infringement by third parties of any of the Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights, as applicable, in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes or otherwise violates (or would, upon the commercialization of any product or service described in the Registration Statement and the Prospectus as under development, infringe or violate) any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts that could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and/or its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries, and all such agreements are in full force and effect; (vii) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property; and (viii) there is no prior art that may render any patent application within the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office.

t.	Compliance. None of the Company nor its Subsidiaries have been advised, nor do any of them have any reason to believe, that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

u.	Taxes. The Company and its Subsidiaries have filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and none of the Company or any Subsidiary has knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect. All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company and its Subsidiaries.

16

v.	Investment Company. Neither the Company nor any Subsidiary is, and, following the completion of any offering of Shares, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

w.	Insurance. The Company and its Subsidiaries maintain insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that such entities reasonably believe is adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by such entities against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar businesses, all of which insurance is in full force and effect.

x.	Use of Proceeds. The Company shall use the proceeds from any sale of Shares to fund its operations, which includes, but is not limited to advancing the Company’s clinical programs, commercial production of the investigational Therapeutic NurOwn® (whether for ALS or other indications), regulatory, pre-marketing and commercialization preparation activities of NurOwn® for ALS, working capital and general corporate purposes.

y.	Related Party Transactions. No transaction has occurred between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that is required to have been described under applicable securities laws in the Registration Statement and the Prospectus, that is not so described.

z.	Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that is required to have been described under applicable securities laws in the Registration Statement and the Prospectus that is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create contingencies or liabilities that have not been otherwise disclosed by the Company in the Registration Statement and the Prospectus.

aa.	Governmental Permits. The Company and each Subsidiary has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permit that, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect.

17

bb.	Financial Statements. The financial statements of the Company, and the related notes and schedules thereto, included or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the financial position, results of operations, stockholders’ equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary for a fair presentation in all material respects of results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments (which are not expected to be material) and do not contain all footnotes required under generally accepted accounting principles.

cc.	Listing Compliance. The Company complies with all requirements of Nasdaq and shall cause the Shares to be approved for listing on Nasdaq. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of Nasdaq.

dd.	Internal Accounting Controls. The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each Subsidiary has disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) that are designed to ensure that material information relating to such entity is made known to such entity’s principal executive officer and principal financial officer or persons performing similar functions. The Company and each Subsidiary is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

ee.	Foreign Corrupt Practices. Neither the Company, nor any Subsidiary, nor, to the Company’s knowledge, any director, officer, agent, employee or other persons acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

18

ff.	OFAC. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of any sale of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

gg.	Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in material compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s and its Subsidiary’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

hh.	Employee Relations. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement or employs any member of a union. The Company and each Subsidiary believes that their relations with their employees are good. No executive officer of the Company (as defined in Rule 501(f) promulgated under the Act) has notified the Company, as applicable, that such officer intends to leave the Company or any Subsidiary, as applicable, or otherwise terminate such officer’s employment with the Company or any Subsidiary, as applicable. To the knowledge of the Company, no executive officer of the Company or any Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters.

ii.	ERISA. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or its Subsidiaries would have any liability; neither the Company nor its Subsidiaries have incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or the Company’s Subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

19

jj.	Environmental Matters. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary in violation in any material respect of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or that would require material remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary or with respect to which the Company or any Subsidiary have knowledge; the terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

kk.	FINRA. To the Company’s knowledge, there are no affiliations with FINRA among the Company’s officers, directors or any five percent or greater stockholder of the Company, except as set forth in the Registration Statement or otherwise disclosed in writing to the Agent.

ll.	Authorization of the Shares. The Shares to be sold by the Agent, acting as agent and/or principal for the Company, have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to the preemptive or other similar rights of any stockholder of the Company.

mm.	No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived. No person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares hereunder, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated hereby or otherwise.

nn.	XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

20

oo.	No Price Stabilization or Manipulation. Neither the Company, nor any of its subsidiaries, nor any of its or their respective directors, officers or, to the knowledge of the Company, controlling persons has taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

pp.	Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

qq.	Brokers. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or the Sales Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares by the Agent under this Agreement.

rr.	No Outstanding Loans of Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Prospectus. The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

ss.	No Reliance. The Company has not relied upon the Agent or legal counsel for the Agent for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

tt.	Underwriter Agreements. The Company is not a party to any agreement with any other agent or underwriter for any other “at-the-market” or continuous equity transaction or any “equity line” transaction.

uu.	Director Independence. Each of the independent directors (or independent director nominees, once appointed, if applicable) named in the Registration Statement and Prospectus satisfies the independence standards established by the Exchange and, with respect to members of the Company’s audit committee, the enhanced independence standards contained in Rule 10A-3(b)(1) promulgated by the Commission under the Exchange Act.

vv.	No Integration. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Securities Act Rule 144) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Shares hereunder.

21

Any certificate signed by any officer of the Company and delivered to the Agent in connection with any offering of Shares shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

4.	Certain Covenants of the Company. The Company covenants and agrees with the Agent as follows:

a.	The Company will use its commercially reasonable efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly, and if requested by you, will confirm such advice in writing (i) when the Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (iv) within the period of time referred to in Section 4(h) hereof, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time. The Company will provide the Agent with copies of the form of Prospectus, in such number as the Agent may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) under the Act before the close of business on the first business day immediately following the date hereof.

b.	The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

22

c.	The Company will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Agent be required by the Act or requested by the Commission.

d.	The Company will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for the Agent and obtain your consent, which will not be unreasonably withheld, prior to filing any of those with the Commission.

e.	The Company will not make any offer relating to the Common Stock that would constitute an Issuer Free Writing Prospectus without your prior consent, which will not be unreasonably withheld.

f.	The Company will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent preliminary prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

g.	Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prospectus. Consistent with the provisions of Section 4(h) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Agent, prior to the date of the Prospectus, of each preliminary prospectus so furnished by the Company.

h.	As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Agent a prospectus is required by the Act to be delivered in connection with sales by the Agent, and for so long a period as you may request for the distribution of the Shares, the Company will deliver to the Agent, without charge, as many copies of the Prospectus and any Time of Sale information in a Terms Agreement (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus and the Time of Sale information (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Shares are offered by the Agent both in connection with any offering and sale of Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Agent or any dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to any offering of Shares contemplated by the Registration Statement, or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(a)(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Agent is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Section 5 hereof, file with the Commission and use its commercially reasonable efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to the Agent, without charge, a reasonable number of copies thereof.

23

i.	The Company will cooperate with the Agent and counsel for the Agent in connection with the registration or qualification of the Shares for offering and sale by the Agent under the securities or blue sky laws of such jurisdictions as the Agent may reasonably designate and will file such consents to the service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to the general service of process in suits, other than those arising out of any offering of Shares or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Shares in any jurisdiction is suspended, the Company shall so advise you promptly in writing. The Company will use its commercially reasonable efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the “blue sky” laws of each state where necessary to permit market-making transactions and secondary trading and will comply with such “blue sky” laws and will continue such qualifications, registrations and exemptions in effect during the Term of this Agreement.

j.	The Company will make generally available to its security holders a consolidated earnings statement (in a form complying with the provisions of Rule 158), which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

24

k.	During the Term of this Agreement, the Company will furnish or make available (which may be satisfied by EDGAR filings or the Company’s website postings) to you, upon your request, (i) as soon as available, a copy of each proxy statement, quarterly or annual report or other report of the Company mailed to stockholders or filed with the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or Nasdaq or any national securities exchange and (ii) from time to time such other information concerning the Company as you may reasonably request.

l.	If this Agreement is terminated by the Agent because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse the Agent for all fees and expenses of counsel for the Agent reasonably incurred by the Agent in connection herewith, subject to an aggregate maximum reimbursement of $20,000.

m.	The Company will apply the net proceeds from any sale of Shares to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

n.	The Company will comply with all provisions of any undertakings contained in the Registration Statement.

o.	The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

p.	The Company will timely file with Nasdaq all documents and notices required by the Nasdaq of companies that have or will issue securities that are traded on the Nasdaq.

q.	The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

r.	Except as otherwise agreed between the Company and the Agent, the Company shall pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agent and to dealers (including costs of mailing and shipment), as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (ii) the registration, issue and delivery of the Shares; (iii) the qualification of the Shares for offering and sale under the securities or “blue sky” laws of such states or other jurisdictions as the Agent may reasonably designate as described in Section 4(i) (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith); (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act; (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agent in connection therewith); (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm; and (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement; provided that, except as otherwise agreed with the Company, the Agent shall be responsible for any transfer taxes on resale of Shares by it and any costs and expenses associated with the sale and marketing of the Shares. Notwithstanding the foregoing, the Company shall reimburse the Agent for the reasonable documented fees and disbursements of counsel for the Agent incurred in connection with any offering of Shares contemplated by this Agreement, subject to an aggregate maximum reimbursement of $20,000, which, for the avoidance of doubt, is without duplication of the reimbursement amount to be paid under Section 4(l) of this Agreement.

25

s.	If any Agency Transactions or Principal Transactions are pending, the Company will not, without (A) giving the Agent at least two Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agent suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agent in light of the proposed sale, (i) offer, pledge, publicly announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock (other than pursuant to a shelf registration statement under Rule 415 of the Act, a registration statement on Form S-8 or Form S-4 in connection with any long-term incentive plan, any employee plan or Common Stock ownership plan of the Company); or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise.

t.	If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Agent, and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other actions reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

26

u.	If, from and after the date of this Agreement, the Company is no longer eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3 at the time it files with the Commission an annual report on Form 10-K or any amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) (such time of filing, the “Form S-3 Eligibility Determination Time”), then it shall, not later than 24 hours after the Form S-3 Eligibility Determination Time, notify the Agent in writing that the Company is no longer eligible to use Form S-3 pursuant to General Instruction I.B.1. of Form S-3 as of the Form S-3 Eligibility Determination Time and shall, not later than not later than the Commission’s close of business on the second Business Day following the date on which the Form S-3 Eligibility Determination Time occurred (and in any event within the applicable time period prescribed therefor by Rule 424(b) under the Securities Act, without reliance on Rule 424(b)(8) under the Securities Act), file with the Commission pursuant to Rule 424(b) under the Securities Act a new prospectus supplement with the Commission reflecting the maximum dollar amount of Shares available to be offered and sold by the Company under this Agreement pursuant to General Instruction I.B.6. of Form S-3.

5.	Execution of Agreement. The Agent’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

a.	The Company shall have delivered to the Agent:

(i)	an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)	an opinion and negative assurance statement of each of BRL Law Group LLC and Yigal Arnon & Co., counsels to the Company, addressed to the Agent and dated the date of this Agreement in a form reasonably satisfactory to the Agent and its counsel;

(iii)	an opinion of Ehrlich & Fenster, special counsel for the Company with respect to intellectual property, addressed to the Agent and dated the date of this Agreement, in form and substance reasonably satisfactory to the Agent and its counsel;

(iv)	a comfort letter from Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request;

27

(v)	evidence reasonably satisfactory to the Agent and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;

(vi)	evidence reasonably satisfactory to the Agent and its counsel that the Registration Statement remains effective;

(vii)	resolutions duly adopted by the Board, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and

(viii)	such other documents as the Agent shall reasonably request.

b.	The Agent shall have received a letter or letters, which shall include legal opinions and negative assurance statements, of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Agent, addressed to the Agent and dated the date of this Agreement, addressing such matters as the Agent may reasonably request.

6.	Additional Covenants of the Company. The Company further covenants and agrees with each of the Agent as follows:

a.	Each Transaction Proposal made by the Company that is accepted by the Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

b.	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) the Company files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K); (iii) the Company files a Quarterly Report on Form 10-Q under the Exchange Act; (iv) the Company files a Current Report on Form 8-K (except as noted in the proviso at the end of this Section 6(b)); (v) there is a Principal Settlement Date pursuant to a Terms Agreement, or (vi) the Agent shall reasonably request, provided that the Agent shall not make such a request during periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to clauses (i) through (vi) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agent agrees otherwise, furnish or cause to be furnished to the Agent a certificate, dated as of such Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificate, a certificate to the effect that the statements contained in the certificate referred to in Section 5(a)(i) hereof furnished to the Agent is true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date and (y) the Agent has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K; or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 that is considered “filed” under the Exchange Act but, for the avoidance of doubt, excluding any Current Report on Form 8-K or any part thereof under Item 2.02 or 7.01 that is “furnished”; and provided, further, that any Current Report on Form 8-K or amendment thereto filed in connection with any acquisition announced prior to the date hereof will not constitute a Bring-Down Delivery Date; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to any offering of Shares of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

28

c.	On each Bring-Down Delivery Date, the Company shall, unless the Agent agrees otherwise, cause to be furnished to the Agent (i) the written opinion and, if not included in such opinion, negative assurance letter of BRL Law Group LLC, counsel to the Company, (ii) the written opinion and, if not included in such opinion, negative assurance letter of Yigal Arnon & Co., counsel to the Company and (iii) the written opinion of Ehrlich & Fenster, counsel to the Company with respect to intellectual property, in each case, in form and substance reasonably satisfactory to the Agent and its counsel and dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Sections 5(a)(ii) and (iii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, such counsel shall furnish the Agent with a letter substantially to the effect that the Agent may rely on the opinion and letter of such counsel referred to in Sections 5(a)(ii) and (iii), furnished to the Agent, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

d.	On each Bring-Down Delivery Date, the Company shall, unless the Agent agrees otherwise, cause Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited to furnish to the Agent a comfort letter, dated as of the applicable Bring-Down Delivery Date and delivered within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agent, cause a firm of independent public accountants to furnish to the Agent a comfort letter, dated as of the applicable Bring-Down Delivery Date and delivered as promptly as practicable after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agent may reasonably request.

e.	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Agent; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Agent.

29

f.	The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent registered public accounting firm that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agent and (ii) at each Bring-Down Delivery Date and otherwise as the Agent may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Brightman Almagor Zohar & Co., member of Deloitte Touche Tohmatsu Limited (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent registered public accounting firm that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agent and its counsel.

g.	The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agent under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from any sale of Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the number of the Shares sold through the Agent under this Agreement and any Terms Agreement, and the gross and net proceeds to the Company from any sale of Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

30

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agent. The Agent will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.	Conditions of the Agent’s Obligation. The Agent’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

a.	At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(n) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with any offering of Shares, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

31

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or to the knowledge of the Company threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agent; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Agent or the Company and the Agent execute a Terms Agreement, as the case may be.

32

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agent shall have reasonably objected in writing.

(x)	The Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

b.	Within three Exchange Business Days after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agent shall have received the officer’s certificates, opinions and negative assurance letters of counsel, as applicable, and comfort letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agent’s obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agent, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agent shall have received the documents described in the preceding sentence.

8.	Termination.

a.

(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agent. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(s)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the Agent.

33

b.

(i)	The Agent may terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase Shares in its sole discretion at any time upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party, except that the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(s)), 9, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any purchase by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination by the Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (A) trading generally shall have been suspended or materially limited on or by Nasdaq; (B) trading of any securities issued by the Company shall have been suspended on any exchange or in any over-the counter market; (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities; or (D) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (D), in the Agent’s reasonable judgment, is material and adverse and makes it impracticable or inadvisable to proceed with any offering of Shares, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If the Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), then the Company shall be notified promptly in writing.

c.	This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements, in each case except that the provisions of Section 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(s)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

d.	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

34

9.	Indemnity and Contribution.

a.	The Company agrees to indemnify and hold harmless the Agent, its affiliates, directors and officers and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that the only such information furnished by the Agent consists of the information described as such in subsection (b) below.

b.	The Agent agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), it being understood and agreed upon that only such information furnished by Raymond James as of the date of this Agreement consists of the information in the Prospectus as specified in Exhibit D hereto.

35

c.	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agent and its affiliates and their directors and officers and their control persons, if any, or (B) the Company and its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agent and its affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agent, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to the obligation of the Indemnifying Person arising under this Section 9 to indemnify the Indemnified Person, and the Indemnifying Person shall have notified the Indemnified Person of such good faith dispute prior to the date of such settlement.

36

d.	If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other, from any offering of Shares pursuant to this Agreement and any Terms Agreements; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agent, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from any sale of Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agent in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and the Agent, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

e.	The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Agent with respect to any offering of Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

f.	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

10.	Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication to Raymond James & Associates, Inc., 277 Park Avenue, Suite 410, New York, New York 10172 to the attention of Stuart Barich and Tom Donegan (fax no. (212) 314-0444, email: stuart.barich@raymondjames.com and tom.donegan@raymondjames.com , and with copy for informational purposes to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, New York 10017, Attn: Ivan Blumenthal, Esq. (fax no. (212) 983-3115, email: ikblumenthal@mintz.com ), and if to the Company, to Brainstorm Cell Therapeutics Inc., 1325 Avenue of the Americas, 28th Floor, New York, New York 10019, Attn: Chief Executive Officer (email: CLebovits@brainstorm-cell.com ); and with a copy for informational purposes to BRL Law Group LLC, 380 Washington Street, Second Floor, Wellesley, Massachusetts 02481, Attn: Tom Rosedale, Esq. (email: trosedale@brllawgroup.com ).

11.	No Fiduciary Relationship. The Company acknowledges and agrees that the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Shares of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of any offering of Shares) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Agent is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Agent shall not have any responsibility or liability to the Company with respect thereto. Any review by the Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agent and shall not be on behalf of the Company.

37

12.	Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

13.	Governing Law; Construction.

a.	This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

b.	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

14.	Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agent shall be deemed to be a successor merely by reason of purchase.

15.	Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.	Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agent contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agent pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agent.

17.	Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

38

18.	Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

19.	Raymond James as Market Maker. Raymond James and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company at the same time that Raymond James is acting as agent pursuant to this Agreement; provided that Raymond James acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company and that the Company has and shall have no control over any decision by Raymond James and its affiliates to enter into any such transactions.

20.	Submission to Jurisdiction. Except as set forth herein, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of Raymond James and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives any right it may have to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. Each of Raymond James and the Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon either Raymond James or the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

21.	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

39

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

BRAINSTORM CELL THERAPEUTICS INC.

By:
Name: Chaim Lebovits
Title: CEO

Accepted and agreed to as of the

date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name: Stuart Barich
Title: Managing Director

[Signature Page to Distribution Agreement]

EXHIBIT A

TERMS AGREEMENT

BRAINSTORM CELL THERAPEUTICS INC.

__________________________, 20__

Raymond James & Associates, Inc.

277 Park Avenue, Suite 410

New York, New York 10172

Ladies and Gentlemen:

Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated [______], 2020 (the “Distribution Agreement”) among the Company and Raymond James & Associates, Inc. (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

Exhibit A-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

BRAINSTORM CELL THERAPEUTICS INC.

By:
Name:
Title:

Accepted and agreed to as of the

date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:
Name:
Title:

Exhibit A-2

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.00005 per share

Number of Shares of Purchased Securities:

[ ] shares

Initial Price to Public:

$[ ] per share

Purchase Price Payable by the Agent:

$[ ] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust

Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[ ], 20__

Closing Location:

[ ]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)	the officers’ certificate referred to in Section 5(a)(i);
(2)	the opinion and negative assurance letter of the Company’s outside counsels referred to in Section 5(a)(ii);
(3)	the opinion of special counsel for the Company with respect to intellectual property referred to in Section 5(a)(iii);
(4)	the comfort letter referred to in Section 5(a)(iv);
(5)	the evidence that the Shares have been approved for listing on the Exchange referred to in Section 5(a)(v);
(6)	the evidence that the registration statement remains effective referred to in Section 5(a)(vi);
(7)	the resolutions of the Company’s board of directors referred to in Section 5(a)(vii);

Exhibit A-3

(8)	such other documents as the Agent shall reasonably request referred to in Section 5(a)(viii); and
(9)	the opinion and negative assurance letter referred to in Section 5(b);

Time of sale: [ ] [a.m./p.m.] (New York City time) on [ ],[ ]

Time of sale information:

•	The number of shares of Purchased Securities set forth above

•	The initial price to public set forth above

•	[Other]

Exhibit A-4

EXHIBIT B

OFFICERS’ CERTIFICATE

Dated ____________, 20__

We, [name], [title] of Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), do hereby certify that this certificate is being delivered by us pursuant to Section 5(a)(i) of the Distribution Agreement dated [_____], 2020 among the Company and Raymond James & Associates, Inc. (the “Agreement”), and do hereby further certify on behalf of the Company as follows:

1.       The representations and warranties of the Company in the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date;

2.       The Company has performed all obligations and satisfied all conditions on its respective part to be performed or satisfied by it pursuant to the Agreement on or prior to the date hereof;

3.       The Company’s Registration Statement (File No. 333-225517) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and

4.       Since the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, except as otherwise stated therein, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole.

All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.

[Signature Page Follows]

Exhibit B-1

BRAINSTORM CELL THERAPEUTICS INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit B-2

EXHIBIT C

PERMITTED FREE WRITING PROSPECTUSES

None.

Exhibit C-1

EXHIBIT D

INFORMATION SUPPLIED BY THE AGENT

The legal name of Raymond James is Raymond James & Associates, Inc.

The Company will pay Raymond James a commission equal to 3.0% of the gross sales price of any Shares sold through it as agent. The remaining sales proceeds, after deduction for any transaction fees, transaction taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares, will equal the net proceeds for any sale of Shares.

Exhibit D-1